UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2010

Tyco International Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On January 18, 2010, Tyco International Ltd. (the “Company”) announced that the Company, Barricade Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, ADT Security Services, Inc., a wholly owned subsidiary of the Company, and Brink’s Home Security Holdings, Inc. (“BHS”) have entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of BHS by the Company. Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of all parties, BHS will be merged with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly owned subsidiary of the Company.

As a result of the Merger, each outstanding share of BHS common stock, other than shares owned by the Company, BHS or any of their respective subsidiaries (which will be cancelled), will be converted into the right to receive, at the election of the BHS shareholder holding such common stock:

(1) $42.50 in cash, without interest, subject to proration to maintain cash consideration in the transaction at no greater than $584,502,942, plus an amount determined by multiplying $12.75 by the number of BHS options that are exercised prior to closing (the “Available Cash Amount”) (or 30% of the total merger consideration);

(2) a combination of $12.75 in cash, without interest, and a fraction of a Company share equal to $29.75 divided by the volume weighted average price of the Company’s shares on the New York Stock Exchange during the 10-day period ending on the fourth full trading day prior to the closing date of the Merger, subject to a collar of between $32.97 and $40.29; or

(3) Company shares equal to $42.50 divided by the volume weighted average price of the Company’s shares described in clause (2) above, subject to the same collar described in clause (2) above.

As noted above, in the event that the cash consideration to be paid to BHS shareholders in the transaction exceeds the Available Cash Amount, shareholders making an all cash election will receive a mix of cash and stock for their shares of BHS common stock in amounts that allow the overall cash consideration to be paid by the Company to be capped at the Available Cash Amount.  Shares of BHS common stock with respect to which no election is timely made will be treated as having elected to receive mixed consideration in the manner described above in clause (2) of the second paragraph.  There is no limit on the number of shares of BHS common stock with respect to which the holders thereof may elect to receive solely Company shares as merger consideration.

The consummation of the Merger is subject to certain customary conditions, including, among others: (i) the adoption of the Merger Agreement by a majority of BHS’s shareholders and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”).  The consummation of the Merger will not require a vote of the Company’s shareholders.

The Merger Agreement contains customary covenants, including covenants providing for each of the parties to use reasonable best efforts to cause the Merger to be consummated and, with respect to BHS, (i) not to solicit alternative transactions and (ii) to call and hold a special shareholders’ meeting promptly upon the receipt of HSR clearance and recommend the approval of the Merger Agreement.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement by BHS in connection with BHS entering into an alternative acquisition agreement with a third party, BHS will owe the Company a cash termination fee of $45 million.  Upon the termination of the Merger Agreement under certain circumstances where there has been a change in the BHS board of directors’ recommendation arising from events other than an alternative acquisition proposal, BHS will owe the Company a cash termination fee of $87.5 million.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On January 18, 2010, the Company and BHS issued a joint press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K.

On January 18, 2010, the Company also distributed a letter from the Company’s Chairman and Chief Executive Officer, Edward D. Breen, to the Company’s employees.  A copy of the letter to employees is attached hereto as Exhibit 99.2 and is incorporated by reference herein. In addition, the Company provided supplemental information regarding the proposed transaction in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction involving the Company and BHS will be submitted to the shareholders of BHS for their consideration. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of BHS that also constitutes a prospectus of the Company. The definitive proxy statement/prospectus will be mailed to shareholders of BHS. INVESTORS AND SECURITY HOLDERS OF BHS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, New Jersey 08540, or from the Company’s website, www.tyco.com, under the heading “Investor Relations” and then under the heading “SEC Filings”.  Investors and security holders may obtain copies of the documents filed with the SEC by BHS on BHS’s website at www.brinkshomesecurityholdings.com.

The Company, BHS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, which was filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on January 16, 2009. A description of the interests of the directors and executive officers of BHS is set forth in BHS’s proxy statement for its 2009 annual meeting, which was filed with the SEC on April 7, 2009.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 18, 2010, among Tyco International Ltd., Barricade Merger Sub, Inc., ADT Security Services, Inc. and Brink’s Home Security Holdings, Inc.

99.1	Joint Press Release of Tyco International Ltd. and Brink’s Home Security Holdings, Inc. dated January 18, 2010

99.2	Letter of Edward D. Breen to Company employees, dated January 18, 2010

99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2010	TYCO INTERNATIONAL LTD.

	By:	/s/ Judith A. Reinsdorf
		Name:	Judith A. Reinsdorf
		Title:	Executive Vice President and General Counsel